Exhibit 32.0

Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of HSBC USA Inc., a Maryland corporation (HUSI), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the Form 10-Q) of HUSI fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of HUSI.

Date: May 14, 2007	/s/ Paul J. Lawrence

Paul J. Lawrence President and Chief Executive Officer

Date: May 14, 2007	/s/ Gerard Mattia

Gerard Mattia Senior Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HSBC USA Inc. and will be retained by HSBC USA Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.

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